Kansas City Southern February 20, 2019 Citi Global Industrials Conference Exhibit 99.1

Safe Harbor Statement This presentation contains “forward-looking statements” within the meaning of the securities laws concerning potential future events involving KCS and its subsidiaries, which could materially differ from the events that actually occur.  Words such as “projects,” “estimates,” “forecasts,” “believes,” “intends,” “expects,” “anticipates,” and similar expressions are intended to identify many of these forward-looking statements.  Such forward-looking statements are based upon information currently available to management and management’s perception thereof as of the date hereof.  Differences that actually occur could be caused by a number of external factors over which management has little or no control, including: competition and consolidation within the transportation industry; the business environment in industries that produce and use items shipped by rail; loss of the rail concession of KCS’ subsidiary, Kansas City Southern de México, S.A. de C.V.; the termination of, or failure to renew, agreements with customers, other railroads and third parties; access to capital; disruptions to KCS’ technology infrastructure, including its computer systems; natural events such as severe weather, hurricanes and floods; market and regulatory responses to climate change; legislative and regulatory developments and disputes; rail accidents or other incidents or accidents on KCS’ rail network or at KCS’ facilities or customer facilities involving the release of hazardous materials, including toxic inhalation hazards; fluctuation in prices or availability of key materials, in particular diesel fuel; dependency on certain key suppliers of core rail equipment; changes in securities and capital markets; unavailability of qualified personnel; labor difficulties, including strikes and work stoppages; acts of terrorism or risk of terrorist activities; war or risk of war; domestic and international economic, political and social conditions; the level of trade between the United States and Asia or Mexico; fluctuations in the peso-dollar exchange rate; increased demand and traffic congestion; the outcome of claims and litigation involving KCS or its subsidiaries; and other factors affecting the operation of the business.  More detailed information about factors that could affect future events may be found in filings by KCS with the Securities and Exchange Commission, including KCS’ Annual Report on Form 10-K for the year ended December 31, 2018 (File No. 1-4717) and subsequent reports.  Forward-looking statements are not, and should not be relied upon as, a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at or by which any such performance or results will be achieved.  As a result, actual outcomes and results may differ materially from those expressed in forward-looking statements.  KCS is not obligated to update any forward-looking statements to reflect future events or developments. All reconciliations to GAAP can be found on the KCS website, kcsouthern.com/investors.

State of Michoacán Blockages

Teacher's strike, resulting in blockages on KCS' Caltzontzin and Acambaro Districts



- **Duration**: January 14th to February 11th, 2019
  - Acambaro District blockage cleared on February 7th, opening access to Toluca
  - Caltzontzin District blockage cleared on February 11th, opening access to Lázaro Cárdenas
- **Commodities impacted**: Primarily intermodal, steel, automotive & heavy fuel oil
- **KCS Actions Taken:**
  - Proactive train staging
  - Poised to inspect as soon as track is cleared
  - Dialogue with local and national authorities to communicate impact of strikes to KCS' employees, customers and the Mexican economy
- **Financial Impact:** ~5 cent drag on EPS in Q1 2019

© 2019 Kansas City Southern

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Looking Ahead Outlook Volume Growth 3% - 4% in 2019 Revenue Growth 5% - 7% in 2019 Operating Ratio 60% - 61% by 2021 Earnings per Share Low to Mid-Teens CAGR 2019 - 2021 Capital Expenditures $640M - $660M in 2019 <20% of revenue through 2021 All guidance assumes constant currency and fuel price; operating ratio and EPS are shown on an adjusted basis

VALUES & CULTURE: SAFETY CUSTOMER FOCUS COMMUNICATION TEAMWORK INITIATIVE & INNOVATION DIVERSITY & CULTURE KCS Vision, Purpose, Values and Culture LEGACY & PURPOSE: We will honor and carry forward the unique legacy of KCS -- its vision, entrepreneurial and ambitious spirit, resilience in the face of adversity, independence and willingness to challenge the “conventional wisdom” as we carry out our purpose of making a meaningful contribution to the economic growth and prosperity of the nations and communities we serve. VISION: KCS strives to consistently be the fastest-growing, best-performing, most customer-focused transportation provider in North America.

PSR at KCS: Better railroading for more reliable service and growth  Customer focused Improve and sustain consistency & reliability of service Create a more resilient and dependable network  Facilitate Growth Additional capacity for new opportunities Improve asset utilization Be able to meet growing demand with same or fewer assets Improve cost profile Increased profitability driven by volume and revenue growth and improved productivity and asset utilization KCS’ Mantra: Service Begets Growth

Mike Naatz EVP & CMO Sameh Fahmy EVP of PSR Pat Ottensmeyer President & CEO Implement service design changes Reduce active locomotive fleet Reduce locomotive failure rate Store equipment & reduce cars online Improve labor productivity Optimize vendor contracts Jeff Songer EVP & COO Mike Upchurch EVP & CFO Brian Hancock EVP & CIO Analyze initiatives and track progress Develop assessorial fee strategy Rationalize material inventory Rationalize capital investments Develop and drive PSR initiatives across the organization Consulted at CSX during PSR transition 23 years at CN, including executive team Worked with Hunter Harrison extensively at both PSR railroads KPI’s & service scorecard Service design, including train start rationalization and TSP compliance Improve fuel efficiency Automate PSR decision-making Understand customer needs & challenges Work with customers to implement changes that optimize customer service Optimize pricing Cross-functional Ownership of PSR Initiatives Mike Naatz EVP & CMO

Initial Service Design Opportunities Eliminating multiple touchpoints & relieving network congestion Redesigned intermodal and manifest product between Kansas City and St. Louis, eliminating 8 crew starts per week over this corridor Initial rationalization of Mexico network between San Luis Potosi and Benjamin Mendez resulted in a elimination of 28 crew starts per week Combined opportunities support PSR implementation by providing: Improved Labor Productivity Better Aligned Locomotive Usage Fuel Savings Improved Equipment Utilization Optimizing alignment of resources with customer demand for our Lazaro Intermodal service, eliminating 6 crew starts per week Kansas City, MO Laredo, TX Lázaro Cárdenas, MH SLP, SL East St Louis, IL Shreveport, LA Benjamin Mendez, CU Mexico City, DF

©2019 Kansas City Southern